Exhibit 99.1

Press Release	1111 South Arroyo Parkway 91105 PO Box 7084 Pasadena, California 91109-7084 1.626.578.3500 Fax 1.626.568.7144

FOR IMMEDIATE RELEASE	December 21, 2010

For additional information contact:

John W. Prosser, Jr.

Executive Vice President, Finance and Administration

626.578.6803

Jacobs Announces Definitive Agreement to Acquire Aker Solutions’

Process and Construction Business

Acquisition Significantly Expands Presence in the Mining and Metals Market

PASADENA, CALIF.—Jacobs Engineering Group Inc. (NYSE:JEC) announced today that it has reached a definitive agreement with Aker Solutions ASA (Aker) to purchase a number of Aker’s operations within its Process and Construction (P&C) business area.

The cash purchase price is estimated to be $675 million, adjusted for cash and debt acquired. The transaction is subject to various regulatory approvals and closing conditions, and it is expected to close in the second quarter of fiscal 2011. The transaction is expected to be modestly accretive to earnings in 2011.

Aker Solutions’ P&C operations significantly expand Jacobs’ global presence in the mining and metals market; provide a new geographic region with South America; and strengthen Jacobs’ presence in China. Jacobs’ regional presence in Australia, Europe and North America is also enhanced as a result of the transaction.

Jacobs President and Chief Executive Officer Craig Martin said, “We are acquiring solid businesses with a history of good performance. Additionally, P&C’s talented employees and strong client relationships align well with our relationship-based business model. This acquisition allows us to further diversify our services and drive greater growth in our business.”

Gary Mandel, executive vice president, Aker Solutions’ Process and Construction business area, is expected to follow the P&C business into Jacobs. Mandel stated,”Over the last few years, our business area has continued to develop into a global project execution leader. Through Jacobs, we have access to a much wider global resource base that enables us to enhance our service offerings for customers and provide more opportunities for employees.”

Jacobs is one of the world’s largest and most diverse providers of technical, professional and construction services.

Aker Solutions ASA, through its subsidiaries and affiliates, is a leading global provider of engineering and construction services, technology products and integrated solutions. Aker Solutions’ P&C business area serves several industries, including onshore oil and gas, refining & chemicals, mining & metals and energy & environmental.

Press Release	1111 South Arroyo Parkway 91105 PO Box 7084 Pasadena, California 91109-7084 1.626.578.3500 Fax 1.626.568.7144

Cautionary Statement Regarding Forward-Looking Statements

Any statements made in this release that are not based on historical fact are forward-looking statements. Although such statements are based on management’s current estimates and expectations, and currently available competitive, financial, and economic data, forward-looking statements are inherently uncertain. We, therefore, caution the reader that there are a variety of factors that could cause business conditions and results to differ materially from what is contained in our forward-looking statements. For a description of some of the factors which may occur that could cause actual results to differ from our forward-looking statements please refer to our 2010 Form 10-K, and in particular the discussions contained under Items 1—Business,
1A—Risk Factors, 3—Legal Proceedings, and 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations. We also caution the readers of this release that we do not undertake to update any forward-looking statements made herein.

In addition, factors, risks and uncertainties that may affect Jacobs’ ability to consummate the proposed acquisition include, but are not limited to: (i) the failure of any conditions to completing the proposed acquisition that will not be satisfied prior to closing, including with respect to the receipt of any necessary consents; (ii) the restrictions and limitations on the conduct of the process and construction business prior to the consummation of the proposed acquisition; (iii) uncertainties as to the timing of the consummation of the proposed acquisition; (iv) the occurrence of any event, change or other circumstances that could result in the proposed acquisition not being consummated; and (v) other risks not yet determined.